UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2019

TCG BDC, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-00995	80-0789789
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
520 Madison Avenue, 40th Floor New York, New York		10022
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01    Regulation FD Disclosure

On April 24, 2019, the Board of Directors (the “Board”) of TCG BDC, Inc. (the “Company”) unanimously voted to accelerate the elimination of the final transfer restriction (the “Lock-Up”) applicable to shares of the Company’s common stock purchased by investors prior to the Company’s initial public offering (“Pre-IPO Shares”). Under the Lock-Up, investors could not transfer Pre-IPO Shares until certain specified dates, upon each of which 25% of Pre-IPO Shares would be released and thereafter permitted to be traded (each such date, a “Release Date”). Release Dates have occurred on December 11, 2017, June 9, 2018 and December 6, 2018, and the final Release Date was scheduled for June 4, 2019. Following approval by the Board, the final Release Date has been changed from June 4, 2019 to May 13, 2019.
The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

By:	/s/ Michael A. Hart
Name:	Michael A. Hart
Title:	Chief Executive Officer

Date: April 26, 2019

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